                                                                   EXHIBIT 10.14

                   [COMMERCIAL TRANSLATION CENTRE LETTERHEAD]


                          CERTIFICATE OF ACCREDITATION



12 December 2001


Commercial Translation Centre Pty Ltd hereby certifies that the document annexed here to and marked "A" is an accurate English translation of the photocopied document which is annexed hereto and marked with the letter "B" which is described as "Concession Contract": signed in accordance with Decree No. 25/74 and dated 11 May 1975 which has been translated by Mecia de Sousa Freire who is an appropriately accredited translator in the English and Portuguese languages in accordance with the NAATI Certificate of Accreditation and annexed hereto and marked with the letter "C".


Predrag Tausan
(Project Manager)

/s/ PREDRAG TAUSAN


This is the Annexure marked "C" referred to in the Certificate of Commercial Translation Centre Pty Ltd.

    This is the Annexure marked "A" referred to in              [STAMP]
    the Certificate of Commercial Translation
    Centre Pty Ltd.

/s/ ILLEGIBLE
--------------------------

Concession contract signed in accordance with Decree number twenty five dash four of thirty first of January, between the Portuguese Government and "Petrotimor - Companhia de Petroleos, Sociedade Anonima de Responsabilidade Limitada", for the exploration, development and production of natural hydrocarbon fields existing in liquid or gaseous state, in stipulated areas of the Province of Timor.

         On the eleventh day of the month of December of the year nineteen seventy four, in the Ministry of Interterritorial Coordination, the following parties appeared: on one hand, as first party, His Excellency the State Secretary for Economic Affairs, Engineer Fernando de Castro Fontes, married, resident in Avenida Joaquim Dias Ribeiro, number twenty two, in Moscavide, on behalf of the Portuguese Government and representing the Province of Timor, in the terms of Decree number twenty five dash seventy four of thirty first of January and, on the other hand, as second party: Professor Doctor Moses Bensabat Amzalak, married, university professor, resident in Lisbon; in Rua Rodrigo da Fonseca, number fifty eight, second floor, holder of Identity Card number nine hundred and fifty nine thousand and fifty five (959055), issued by the Identification Department of Lisbon on the first of August nineteen thirty nine and Doctor Norman Jay Singer, married, legal consultant and business administrator, resident in 3309 East Seventh Avenue Pkwy, holder of passport number twenty one million one hundred and thirty eight thousand seven hundred and fifty four (21 138 754), issued by the USA State Department on fourteenth January nineteen seventy and valid up to fourteenth January nineteen seventy five, on behalf of and representing "Petrotimor - Companhia de Petroleos, Sociedade Anomina de Responsabilidade Limitada", established by deed effected on the sixteenth of October of the present year, at the Eight Notary Office of Lisbon, as per duly certified photocopy by the referred Notary Office, on the eighteenth of the same month, with head office in Lisbon, in the capacity of Directors, as confirmed by the duly certified photocopy of the minutes of Petrotimor's Annual General Meeting held on the sixteenth of the referred month of October, documents that are filed in this Overseas Notary Office, for all legal purposes.

         I verified the signature of the first party because I know him personally and of the second party from their Identity Card and Passport shown to me, and I also certify their capacities and powers as representatives in view of Decree number twenty five dash seventy four of thirty first of January, already mentioned, and of article twenty seven of the company deed.

         And, before me Mario Governo Montez, General Secretary of this Ministry, acting legally as notary, and the below mentioned witnesses, the parties said that they mutually agreed in signing this concession contract, in accordance with the following clauses:

                                  Chapter One
                                  -----------
                              Introductory Clauses
                              --------------------
                                   Clause One
                                   ----------
                                 Rights granted
                                 --------------

1. The concession covers, regarding the area defined in clause two, the right of prospecting and, the exclusive right of exploration, development and production, in the terms and conditions of this contract, of the natural hydrocarbon deposits existing in liquid or gaseous state, as well as of all associated substances jointly produced.

2. Asphalt, asphaltite, pyroasphalt and wax deposits are excluded from this concession.

3. Whenever, during the activities referred to in number one of this clause, a discovery is made of an agglomerate of any natural mineral substances, including, besides those mentioned in the previous number, rock-salt, potassium salts, sulphur, carbon anhydrite and other natural gases that are not hydrocarbons, the company must immediately inform the geology and mines services of the Province.

4. Article sixty-two of the Decree of twentieth September nineteen six is not applicable to this contract.

5. The rights granted to the company do not affect those acquired previously by any other entity.

                                   Clause Two
                          Concession area. Reductions.
                                   Boundaries.

1. The initial concession area is sixty thousand and seventy square kilometres (60070 Km(2)) and covers part of the continental platform of the province of Timor, as per attached map, showing the graph squares making up the concession area.

2. The boundaries of the area defined in the previous number may be subject to adjustments resulting from eventual international agreements, and the related contractual obligations are proportionally adjusted.

3. The graph squares referred to in number one of this clause are delimited by the meridian and parallel arcs of five sexagesinial minutes and designated in each square degree by consecutive numbering from one to one hundred and forty four.

4. In the event it is intended to obtain the referred extensions of numbers two and three of clause three, the company should relinquish at least the areas made up of the graph squares corresponding to the following percentages of the initial concession area, rounding up when the number of squares of the initial area is not divisible by four.

         At the end of the last extension referred to in number one of clause three - twenty-five per cent (25%) of the initial total number of squares;

         At the end of the last extension referred to in number two of clause three - twenty-five per cent (25%) of the initial total number of squares.

5. The areas to be relinquished in accordance with the previous number, shall be freely selected by the company, however, they should belong to the maximum of two blocks, whose smallest width should not be lower than ore third of the largest length.

6. At the end of the period referred to in number one of clause three or its possible extensions, the company may only proceed with prospecting and exploration work in the areas delimited for exploration.

7. The company may, within the areas it retains, apply for boundaries for the development of any hydrocarbon deposit, in accordance with numbers one and two of clause thirty one, up to the end of the term of the last extension it has been granted.

8. The total of the delimited areas cannot exceed twenty per cent (20%) of the initial area determined in number one of this clause.

                                  Clause Three
                            Concession period and its
                                   extensions

1. The right to prospect, explore and develop is granted for an initial period of eighteen months, starting from the date of signature of this contract, extended for periods of twelve months, by dispatch from the Minister of Interterritorial Coordination, upon request from the company, if the latter has totally complied with the contractual and legal obligations in force.

2. The Minister of Interterritorial Coordination, after confirming the conditions required by the previous number, following the company's justified application, and after consulting the province of Timor, may authorise a further period of extension for two more years.


3. If, during the extension period referred to in the previous number, the existence of hydrocarbons is witnessed, which, together with other already known facts of the concession area justifies continuation of prospecting and exploration works, the Minister of Interterritorial Coordination may, following justifying application and after consulting the province, grant a final period of extension for further two years.

4. The extension requests should be made to the Minister of Interterritorial Coordination up to ninety days before the end of the initial period referred to in number one of this clause or its possible extensions, and should include all the elements necessary for its consideration and should include maps in a scale not under 1:1900000, indicating the eventual boundaries of the fields and the areas to be retained and to be relinquished by the company in accordance with clause two, with the respective perimeter description.

5. The right of production is granted for a period of thirty years, starting from the date of signature of this contract.

6. The period fixed in the previous number may be extended by two periods of ten years each, by dispatch from the Minister of Interterritorial Coordination, after consulting the province, if it is acknowledged that the company has totally complied with its contractual and legal obligations and has acted in accordance with the higher interests of the Government.

7. What is set in numbers five and six is applicable to all the deposits that, at the end of the periods referred to in numbers one to three of this clause, have development work being carried out in the terms foreseen in clause twenty nine or, in relation to which, the company has, before the end of the prospecting and exploration period, applied for approval of the referred plan and executed this plan according to the approval terms, are considered as profitable for production.

                                  Clause Four
                      Cessation and relinquishing the area

1. During the prospecting and exploration periods referred to in numbers one to four of clause three, the company may relinquish all its rights regarding any part of the concession area, when the work carried out has not shown the existence, within that area, of any hydrocarbon deposits that, according to the industry practices, are susceptible of profitable production.

2. The cassation request shall include a justifying report, and the company must hand over to the Government all the justifying elements.

3. In the event of the previous number, and if the Minister of Interterritorial Coordination agrees with the cessation, the company shall be obliged to carry out the minimum compulsory investments corresponding to the minimum compulsory work, determined pro rata temporis, in relation to the area it relinquishes, up to the date of approval by the Minister of Interterritorial Coordination and the payment of surface rent due regarding the current year, not being entitled to reimbursement of any amounts paid in advance to the Government in view of any clause of this contract, having no right to the pro rata reduction of the guarantee referred to in number one of clause fifty six of this contract.

4. If the Minister of Interterritorial Coordination does not accept the justifying reasons referred to in number one, the company will continue fully entailed to all its contractual obligations, having no right of appeal to the arbitration tribunal, in terms of clause fifty two.

5. If the company suspends prospecting and exploration work for a period over one hundred and eighty days, within the period of three hundred and sixty consecutive days, the concession will be considered to be relinquished, and clause fifty will apply, except in the event of force majeure or prior authorisation from the Minister of Interterritorial Coordination.

                                   Chapter Two
                         About the concessionary company
                                   Clause Five
                                Forming a company

                                   Nationality
                     Relinquishing: foreign court of justice


1. The company is a Portuguese limited liability corporation, set up in accordance with the legislation in force, subject to article three and number one of article twenty-one of Decree-Law number forty six thousand three hundred and twelve, of twenty eight April nineteen sixty five, and the dispatch from the Cabinet of Ministers, dated twenty-four August nineteen sixty five.

2. The company relinquishes, for all purposes regarding this contract, any prerogatives resulting from a foreign court of justice, if it exists, binding itself to the applicable Portuguese legislation.

                                   Clause Six
                           Articles and its amendments

1. The company's articles and shareholders' list and their shares in the capital stock were approved by the Minister of Interterritorial Coordination, within thirty days, starting from the date of publication of Decree number twenty-five dash seventy four of thirty first of January, and neither the articles nor the shareholders can be changed without the Minister's prior authorisation.

2. The company will alter its articles in accordance with the dispatch from the Minister of Interterritorial Coordination referred to in number one, within thirty days from that dispatch.

                                  Clause Seven
                           Purpose. Capital stock and
                              the Province's share

1. The company's purpose will be solely to engage in the activities referred to in number one of clause one, as well as effecting the treatment facilities, transport and storage of products extracted and marketing the products obtained. It can only engage in other activities following express authorisation from the Minister of Interterritorial Coordination.

2. Initial capital stock paid-in at the time the company was set up shall be, at least, one thousand and five hundred contos (1500).

3. Foreign capital shall benefit of guarantees foreseen in Decree-Law number forty six thousand three hundred and twelve, of twenty eight April nineteen sixty five, and of any others that may be set up for the same purpose and for general application.

4. The company's shares shall be nominative and not transferable, once or more times, to any entities, unless there is express authorisation from the Government, that may not be refused without strong reasons.

5. The province of Timor is freely bestowed twenty-five per cent (25%) of the shares making up the company's initial capital and of any increases that take place, fully released and issued in accordance with the legal provisions in force, which will be handed over within sixty days starting from the date of the respective deeds.

6. The shares handed over to the province of Timor will confirm all the rights ascribed to the others, with the exception of dividends.

7. The province of Timor shall be represented in the company's general meetings in accordance with the law.

                                  Clause Eight
                      Head Office and local administration

1. The company will have its head office in the national territory and the majority of its directors should reside therein.

2. Depending on the head office being located in Lisbon or in the overseas territory, the company shall have a delegation in the province of Timor or in Lisbon, managed by a representative holding the necessary power of attorney to manage and represent before the local authorities.

                                   Clause Nine
                               Board of Directors

1. The Government may appoint, in accordance with Decree-Law number forty thousand eight hundred and thirty three, of twenty-nine October nineteen fifty six, one or two directors of the company, depending on the number of members of the Board of Directors being lower or higher than five.

2. There can only be more than five members with prior authorisation from the Government.

3. The members of the Board of Directors shall appoint the chairman from among themselves, who shall have the decisive vote, and the vice-chairman who shall be one of a the directors appointed by the Government, if he is not elected as chairman.

4. Besides the special duties vested upon them by law, the directors representing the Government shall have the same rights and obligations as the directors elected by the general meeting.

5. The Chairman of the Board of Directors must have Portuguese nationality by birth or acquired for over ten years.

6. The Board of Directors shall meet compulsorily on national territory.

                                   Clause Ten
                                   Audit board

Auditing of the company's business shall be regulated by the legislation in force (Decree-Law number forty nine thousand three hundred and eighty one, of fifteen November nineteen sixty nine, and Decree-Law number six hundred and forty eight dash seventy, of twenty-eight December) and by what is established in the articles.

                                 Clause Eleven
                          Government delegate. Special
                    technical representative of the province
                                  and auditing

1. The company will be subject to the general auditing regulations of corporations and concessionary companies in force in Portugal.

2. The Government may appoint a delegate, in accordance with Decree-Law number forty thousand eight hundred and thirty three, of twenty-nine October nineteen fifty six, who will perform the duties foreseen by law.

3. The company will also be subject to the general rules in force or that may come into force on auditing of activities of companies involved in natural resources production or of general strategic or military importance, or those that are meant to prevent that the profits of companies in which the Government participates, may be unduly reduced due to unjustified increases of costs or equally unjustified revenue reductions.

4. The company will make available to the Government delegate all the elements he requests, putting at his disposal the necessary means to perform his duties, bearing the respective costs.

5. The Governor of the Province of Timor may appoint a special technical representative in the company, in the province, who will be directly acquainted with any technical, economic, administrative and accounting elements, or of any other type, that he deems necessary for the tasks entrusted to him by the governor of the province and who will act in liaison with the Government delegate and with the Provincial Services of geology and Mines.

6. The company's auditing will normally be done through the services of the Ministry of Interterritorial Coordination or of the province, whose agents may visit or follow all its works and to whom the company should provide all the elements they deem necessary for the auditing.

                                  Clause Twelve
                            Financing. Issue of bonds

1. The company may resort to internal or external financing namely, by means of loan contracts or issue of bonds, whereby the respective operations will be subject to the authorisations and other requirements foreseen in the law in force, however, these should always have prior approval from the Minister of Interterritorial Coordination.

2. The approval will take into consideration the interest rate, the method and conditions of repayment or reimbursement and the possibility, or not, of future social stock increase.

3. If the majority of the company's social stock belongs, directly or indirectly, to foreign entities, it can only resort to the national financial market to obtain the necessary funds for liquidation of national goods or services.

4. At least twenty per cent (20%) of the total investment shall not bear interest and shall be repayable within the term of twenty years following the first commercial production.

5. Loans meant for obtaining funds to be invested in the concession cannot be reimbursed in a way that alters the percentage referred to in the previous number, regarding the total amount of investments made.

                                 Clause Thirteen
                                Transfer of Rights

         The company may not transfer, dispose of or encumber, in any way, the rights and obligations arising from the concession, either totally or partially, without the Government's express authorisation.

                                 Clause Fourteen
                   Association with non-corporate shareholding

         The company, in accordance with what is authorised by decree from the Minister of Interterritorial Coordination, may accept other companies as non-corporate shareholders (joint venture) for prospecting, exploration, development and production activities, for the entire or part of its concession area.

                                 Chapter Three
                  About the association with the state company
                                 Clause Fifteen
                       Association with the state company

1. As soon as production reaches two hundred and fifty thousand barrels (250,000) per day, the Government may, within the period of one hundred and eighty days, starting from that date, notify the company to enter a contract of non-corporate shareholding, in accordance with the agreement attached to this contract, which it considers for all purposes as integral part of the latter, hereafter called the "agreement", through which the company (illegible words) in the rights and obligations arising from the concession in favour of the state company or body of public or mixed interest, hereafter called the "state company".

1. The company is obliged to enter the agreement referred to in the previous number within thirty days following the notification.

                                 Clause Sixteen
                          Association contract operator

     If what is foreseen in the previous clause takes place, the company and the state company shall create, within ninety days starting from the notification referred to in that clause in the terms of the agreement attached to this contract, a non-profit operating ??? of the association contract, that will be in charge of all subsequent payments referring to the prospecting, exploration, development and production works regarding the areas that may be attached to the company, which will be borne by the partners pro rate to their respective shares, as well as of the collection of all necessary revenue of the operations of the partners, the preparation of work plans and respective budgets, the execution of works under sole risk system, and the preparation of production plans and other aspects foreseen in the agreement attached to this contract.

                                Clause Seventeen
                   Marketing of the state company's production

1. The amounts of crude oil or natural gas produced shall belong in the partners pro rata to their share in the concession, and each one will be entitled to draw its share of production, as well as the payment of concession rights due to the Government regarding the amounts drawn.

2. The company shall assume the obligation of marketing part or the entire portion belonging to the state company, if it wishes so, according to the agreement referred to in clause fifteen.

                                  Chapter Four
               About the prospecting, exploration and development
                                 Clause Eighteen
                        The company's risk and liability
                                in the operations

1. The prospecting, exploration, development and production activities shall be undertaken at the risk of the company, according to good standards of the respective practices, it being fully responsible for the losses and damages caused to the Government or third parties by the exercise of the referred activities, so long as they are due to the concessionary's negligence or fault or of the operator working for the concessionary, except for the international agreements of which the Portuguese Government is a party.

                        THIS PAGE IS INTENTIONALLY BLANK

                              THE NEXT PAGE IS 401

2. Approval by the competent entities of any of the company's facilities or activities does not exempt it of the liability referred to in number one of this clause.

3. The company shall guarantee the signing of the insurance contracts, general or special, required to cover the risks arising from its operations.

                                 Clause Nineteen
                               Work plans. Budgets

1. No prospecting, exploration, development or production work may be undertaken, unless for safety reasons, without having been object of an approved work plan.

2. The approval of work plans and its amendments belongs to the Minister of Interterritorial Coordination, who may delegate it to the Governor of the province of Timor.

3. Any work plan shall be implicitly considered as approved whenever, sixty days from the date of its lodgement with the province's Services of Geology and Mines, no decision has been reported to the company.

4. Any work plan that does not deserve approval should be amended according to the instructions given in the notice of rejection and should be lodged again within thirty days from the date the referred notice to the company.

5. If the alterations introduced are in compliance with the instructions given, and restricted to these instructions, the work plan may be immediately executed.

6. When there is no compliance with the conditions referred to in the previous number, the company shall present a new work plan for approval, within thirty days starting from the date of the notice of rejection.

7. When the notice referred to in number four does not prohibit specifically, and without detriment to what is set in the previous numbers, the concessionary may start and proceed with the work regarding the part of the plan that has not been subject of rejection or that has been authorised by the Government.

8. The work plans referred to in the previous numbers should be detailed, clear and justified and should be lodged in four copies with the Provincial Services of Geology and Mines of Timor, complying with all the applicable contractual clauses.

9. The works and facilities required for the execution of the work plans for prospecting and exploration shall be included in these work plans and when the latter are approved, the former are authorised on a temporary basis, until production of the respective deposit starts, following which they are dependent on final authorisation within the respective legal terms.

10. The concessionary shall present, regarding each calendar year, together with the work plans, a budget estimate of expenses in the concession area, distributing the amount in a way that shows compliance of investments and minimum works, in accordance with clauses twenty five, twenty six and twenty eight.

                                  Clause Twenty
                         Delivery terms for prospecting
                           and exploration work plans

1. The prospecting and exploration work shall have a work plan for each calendar year, which should be lodged up to the first of October of the previous year.

2. The first prospecting and exploration work plan should be lodged within ninety days following the signature of the concession contract and may include the works to be undertaken during the calendar year in which the contract was signed and the following calendar year.


                                Clause Twenty-One
                          About the execution of works
              put forward in the prospecting and exploration plans

1. The execution of the prospecting and exploration work plans referred to in clause nineteen or its duly approved amendments should start within thirty days following its approval, explicit or implicit, and should continue regularly throughout the period it refers to, except for force majeure reasons, accepted as such by the Government.

2. In the event of non-compliance of any prospecting and exploration work plan, or of its amendments, the company is obliged to accomplish, in the following year, all the works and operations unfulfilled, except if the Government decides that there is no benefit in carrying out these works or find that its execution if technically impossible.

                                Clause Twenty-Two
                          Company's general obligations

1. Regarding all prospecting, exploration, development and production works to be carried out in accordance with the approved plans, the company should:

     a) Execute them exactly as they were approved, bearing in mind its regularity and continuity, as well as the maximum productivity within the legal arrangements, good technical standards and, in every case, to the best advantage of the deposits. However, through a justified application from the company, the Government may authorise the suspension or cessation of a particular work plan;

     b) Provide to the competent services of the Ministry of Interterritorial Coordination and to the Geology and Mines Services of the province, under whose supervision the company's activity falls, all the information deemed necessary for the efficient exercise of technical and administrative supervision, as well as free access to Government and Services agents to all technical, economic, administrative and accounting documents, books and records, and to all localities and buildings, equipment and wells where the company carries out its activity, as well as to extract samples and undertake tests and investigations they deem necessary;

     c) To hand over, in four copies, to the Provincial Services of Geology and Mines, at the end of the months of February and August of each year, a full report, detailed and supported, according to the industry's best practice, of all work carried out during the previous semester and prepare a brief monthly report of its activities;

     d) To hand over, as soon as possible, after its completion, the final full reports, detailed and supported, according to the industry's best practice, of any operational and drilling campaigns carried out, and also all the clarifications requested by the Services;

     e) To keep in good order a full and updated record of all technical operations carried out under this contract;

     f) To organise a record of all operations in order to allow quick and full appraisal of the respective costs, expenses and revenue, adopting an adequate accounting system for this purpose, complying with the correct accounting practice for the industry and the applicable Portuguese legislation, and review it periodically in order to adjust it to the technical evolution, and the required books should be written and maintained in the province of Timor and be always updated;

     g) To maintain strictly confidential any technical or economical elements obtained during the performance of its activity, unless there is express written authorisation from the Minister of Interterritorial Coordination who, in his turn, shall guarantee the same confidentiality, except with the company's written agreement regarding its disclosure, which shall not be refused if there is no important reason;

     h) At the end of the concession term, or if it is forfeited, the Government may freely use the above mentioned data, studies and works, as well as those obtained by the company regarding the areas relinquished from this contract, which will become Government property;

     i) To provide to the Provincial Services of Geology and Mines all data which may be obtained in its works, that can be used in the research and exploration of underground water or in preparing the province's geological charts;

     j) To mark in a perfectly visible way the boundaries where prospecting, exploration, development and production work was carried out in underwater areas, with beacons or other signals approved by the competent services as soon as it receives notification to do so from the Provincial Services of Geology and Mines;

     k) To illuminate, between sunset and sunrise, all or some of the beacons referred to in the previous paragraph, as well as the outer boundaries of the bridges, towers and any other of its facilities, whenever the competent services deem appropriate, as soon as it receives notification to do so from the Provincial Services of Geology and Mines;

2. Without detriment to the obligations included in the previous number, the company will be obliged to comply with all the general regulations in force or that may come into force regarding its activity.

3. The company must obtain prior agreement from the province's Government regarding the choice of any contractor and from the provincial services regarding the choice of consultants. These authorisations shall not be refused but for important reasons, however, preference should be given to local companies and consultants, according to the applicable clauses. The period of implicit authorisation is forty days.

4. The company should follow advice provided by the Government regarding the commercial policy on the imports and exports it wishes to make, always bearing in mind the higher interests of the State, in all its activities.

5. In order to contribute towards the province's economic development, the company pledges to invest in it, independently of other obligations of the present contract, at least:

     Up to the production of twenty five thousand barrels (25000) per day for thirty consecutive days, point twenty five per cent (0.25%) of the price of a barrel;

     Up to the production of thirty seven thousand and five hundred barrels (37500) per day for thirty consecutive days, point thirty three per cent (0.25%) of the price of a barrel;

     Over the production of thirty seven thousand and five hundred barrels per day for thirty consecutive days, point fifty per cent (0.50%) of the price of a barrel.

6. The price of the barrel shall be applicable for the purposes of taxes on production and on revenue of oil.

                               Clause Twenty-Three
                                 Local personnel

1. Regarding the nationality of its managing, technical and labour force, the company and any entity working in collaboration with it to develop its activities should:

     a) Engage only Portuguese citizens to fill all its staff vacancies, contracting foreign personnel only within reasonably necessary numbers for positions for which there are no Portuguese citizens available with the required qualifications and experience;

     b) Supply annually for the approval of the Minister of Interterritorial Coordination, and for the first time within ninety days from the signature of this contract, the programs for technical expertise and professional development, in the oil industry, of the Portuguese technical and labour force, to be carried out in the national territory or overseas, with the purpose of assuring progressive and gradual reduction of foreign personnel working for the company and for other entities working in collaboration with it, so that, within the shortest period of time, the number of foreigners working in the concession does not exceed, in any rank, including the highest managing positions, the minimum essential number for the performance of its operations in the most efficient and economical way possible, and this number should be determined from time to time, according to the norms to be agreed, bearing in mind the principles set in the previous paragraph and the applicable similar clauses, in the industry, in the same circumstances, complying with the following:

     1st Expenses incurred by the company in the national and foreign territory, in accordance with the programs for technical expertise and professional development approved by the Government, shall be considered as deductible expenses in the calculation of taxable net income;

     2nd Portuguese and foreign citizens employed by the company with similar positions, in similar circumstances, shall be entitled to the same financial, social and professional privileges.

     3rd The company shall submit for Government's approval the special plans of medical assistance for its employees, as well as the social welfare, retirement and pensions plans it determines or intends to determine for all its staff, national or foreign, within one year from the signature of this contract, without bias to its timely revision and its subjection to the general legislation and to the good practice of the oil industry.

2. When employing any personnel, of foreign or Portuguese nationality, the laws and regulations in force shall be complied with, except regarding the respective percentages of this personnel working for the company or for the other entities carrying out works or operations under contract on behalf of the company, however these percentages should not exceed, regarding foreign personnel and five years after the signature of this contract, twenty per cent (20%) of the total employees in the concession and, after ten years, two per cent (2%).

3. Regarding higher rank personnel in the management and administration, at least fifty percent (50%) at the end of five years and seventy five per cent (75%) at the end of ten years shall be of Portuguese nationality.

4. If, for valid reasons, the re is need to employ foreign personnel over the above stipulated number, the Minister for Interterritorial Coordination may authorise the employment of such personnel for a definitely fixed period and as an exception.

                               Clause Twenty-Four
                  Preference to national industry and services

1. The company and any entity that cooperates with it in activities resulting from this contract, shall give preference to national goods and services (particularly the use of national means of transport available), as long as these goods and services, compared to similar foreign ones, can be obtained in equally profitable conditions, bearing in mind their quality, price, availability within the term and in the amounts requested and their adequateness to the purposes for which they are meant.

2. When comparing the prices of imported goods with those of goods manufactured or produced in the national territory, the freight and any custom duties generally applicable, that would be paid for the imported goods if they were not exempt, shall be taken into consideration.

                               Clause Twenty-Five
                         Minimum compulsory investments

1. During the initial concession period, starting from the date of signature of this contract, or its extensions, is any, the company will be bound to invest in the execution of the prospecting and exploration work plans regarding each calendar year, the minimum amounts corresponding to the minimum compulsory works mentioned in the following clause.

2. Work plans involving lower investments than those foreseen in the previous number may be authorised as long as the technical unfeasibility of the execution of works corresponding to the minimum compulsory investments is accepted as proven.

3. If, in any period referred to in this clause, the company spends in prospecting and exploration works an amount higher than the corresponding minimum amount, the existing balance shall be deducted from the minimum compulsory investments foreseen for the following year or years.

4. If there is a finding of commercial value, the company is bound to invest what is needed to make it profitable in the shortest possible period of time, in order to reach the highest possible production, beating in mind the deposit's characteristics.

                                Clause Twenty-Six
                            Minimum compulsory works

1. Independently from the minimum investments foreseen in the previous clause, the company is bound to carry out at least the following works:

     a) During the exploration period referred to in number one of clause three, the accomplishment of one thousand and five hundred kilometres (1500 Km) of digital seismic profiles, as well as a full magnetic exploration of the concession area;

     b) During the exploration period referred to in number two of clause three, the accomplishment of a deep drilling up to three thousand metres (3000) depth or until it reaches the crystalline base, rocks of difficult penetration or commercial production, depending on what is most advisable from the technical point of view;

     c) During the exploration period referred to in number three of clause three, the accomplishment of another drilling in the conditions of the previous number.

2. If the company carries out during one of the exploration periods works foreseen for the following period, the minimum compulsory works of the later shall be reduced accordingly.

                               Clause Twenty-Seven
                Penalty for non-compliance of minimum investments

         If, during the initial period of concession or its extensions, the company has not spent the amounts corresponding to the approved plans for minimum compulsory works, it is bound to pay to the province of Timor, within six months following the end of the year in which the default was committed, an amount equal to the unspent amount calculated in relation to the same minimum.

                               Clause Twenty-Eight
                     Expenses to be taken into consideration
                           in the minimum investments

1. For the purposes of the previous clause, only the following expenses incurred during the prospecting and exploration works shall be considered as investments:

     a) Wages, fees, salaries, transport and any other remunerations paid to the company's personnel or to third parties for services rendered in the province or in the offshore concession area located beyond the territorial waters and the rentals referred to in clause thirty seven of this contract;

     b) Services rendered outside the province or the offshore concession area, beyond territorial waters, by locals or foreigners, including in both cases the transport expenses involved, as well as other technical and administrative expenses up to an amount not exceeding twenty per cent (20%) of the expenses taken into consideration in paragraph a);

     c) Material and equipment that are used, temporarily or permanently, in the province or the offshore concession area, including the respective transport and insurance, complying with the following numbers;

     d) Training and specialization of Portuguese personnel in accordance with number one of paragraph b) of number one of clause twenty three.

2. In the expenses with materials and equipment referred to in paragraph c) of the previous number, that are used temporarily, it will only be considered as investment, for the purposes of the same number, the difference between its import or local acquisition prices and those of re-export or export approved by customs, after consulting the Provincial Services of Geology and Mines.

3. In the event the material and equipment is sold, the value of this sale shall be deducted from the respective annual investments for the purpose of settling minimum investments.

4. The company may enter contracts with third party contractors for the execution of approved works, and the Minister of Interterritorial Coordination reserves the right of not accepting, for the purpose of minimum compulsory investment calculation, either fully or partially, the charges or expenses resulting from these contracts when they are not justified within the sound criteria of practice in the industry.

5. For the purpose of the previous number, the company shall provide to the Provincial Services of Geology and Mines copies of the referred contracts immediately after its signing, for their opinion within sixty days.

6. For the purpose of number one of this clause, any expenses or charges resulting from work contracts or service rendering referred to in number four of this clause shall not be taken into consideration if they cover the values of the material and equipment imported or acquired by the contractor for the fulfilment of these contracts and its inclusion represents duplication.

                               Clause Twenty-Nine
                               Drilling and tests
                            Discovery of hydrocarbons
                          Discovery of commercial well

1. No drilling, besides the geological one (core drill), shall begin without firstly providing the respective programs to the Provincial Services of Geology and Mines, at least fifteen days prior to its beginning.

2. Whenever, during the drilling, there is a discovery of hydrocarbons that deserves formation tests, in the opinion of the company and the provincial technical services, the company shall immediately inform the Provincial Services of Geology and Mines of the discovery and indicate the date it intends to carry out formation tests, with the necessary time for them to organise an official supervising representative if they wish to do so.

3. The formation tests shall be compulsorily carried out at all levels impregnated with hydrocarbons, except when exempted by the Provincial Services of Geology and Mines.


4. Whenever the formation tests point out the existence of potentially productive formations, the company is bound to complete the wells and to carry out production tests in these formations, following the most updated practice in the industry, for no less than twenty days.

5. The company shall hand over to the Provincial Services of Geology and Mines, within sixty days after the conclusion of any drilling, a well completion report in which, besides the specific drilling and completion data, it provides information gathered about the stratigraphic column, type of fluids found, thickness of the impregnated layers, petrophysical properties of the reservoir rock, resulting from the formation tests, productivity indicators, production tests results and P.V.T., if any, together with copies of logs, D.S.T. graphs and other drawings that seem to be necessary for a full understanding of the operations carried out.

6. Except in cases duly justified by the company, that deserve the Government's agreement, a commercial well will be one that, during production tests, has the following conditions:

Productive formation                            Minimum duration
depth at the well      Oil (volume in           of production tests   Extraction
base (metres)          cubic metres)      Gas   (in days)             methods
--------------------   --------------     ---   -------------------   ----------
0 to 500                    220           (*)           20            Spontaneous
500-1000                    220           (*)           20            production
1000-1500                   220           (*)           20            choke 1/2"

1500-2000                   225           (*)           20            Spontaneous
                                                                      production
                                                                      choke 1/2"

2000-2500                   230           (*)           20            Spontaneous
                                                                      production
                                                                      choke 7/16"

2500-3000                   235           (*)           20            Spontaneous
                                                                      production
                                                                      choke 5/8"

Beyond 3000                 240           (*)           20            Spontaneous
                                                                      production
                                                                      choke 5/16"

(*) The economic studies of the development of gas wells shall be determined by using methods the are generally accepted in the oil industry (taking into consideration the outline and dimension of the deposit, formation pressure and amount of fluids).

7. The discovery of a commercial well marks the end of the prospecting and exploration stage in the area where the works referred to in number one of this clause are going to start.

8. The company should, within ninety days from the completion of production tests referred to in number four of this clause, submit for Government approval a development work plan, if the tests justify it and advise it.

9. The work plan referred to in the previous number shall include a descriptive and justifying account and shall come with drawings required for perfect understanding of the planned works as well as with a chart in a scale not lower than 1:50000, which shall show temporary boundary lines made up of an integral number of squares.

10. The execution of the work plan referred to in number eight of this clause should start within thirty days from its approval, unless there is a duly justified reason accepted by the competent entity.

11. The useful substances produced during the exploration and development works are, for the purposes of this contract, considered in the same way as those produced in the production stage, except with regards to the payment of tax on production, where the taxation legislation in force shall apply.

12. No well can be abandoned, whether during its execution or after its completion, no matter for what reasons it is abandoned, without prior approval from the Provincial Services of Geology and Mines of the respective abandonment plan.

13. For the purpose of the previous number, it will be considered as having implicit authorisation for abandonment if, with the service technician present on the drilling platform, the Provincial Services of Geology and Mines do not pronounce within forty eight hours, and in case of disagreement or no authorisation, it can resort to objective tests.

                                  Clause Thirty
                       Discovery of commercial oil field.
                    Special Agreement. Expansion of the field
                           beyond the concession area.

1. As soon as the works foreseen in the previous clause allow to prove the existence of a commercial field, as defined in number two of this clause, the company shall provide in four copies, to the Provincial Services of Geology and Mines, a detailed report in which, besides others, shall clearly point out the following:


     a) Geological and geophysical information; structural charts of productive limits, indicating the localities of water and oil levels; petrochemical and petrophysical properties of the reservoir rocks; results of P.V.T. determinations on the reservoir rock or rocks fluids; productivity indicators of each well; relevant characteristics and tests of the crude oil discovered and depth, pressure and other characteristics of the reservoir rock or rocks;

     b) Distance and accessibility of the oil field to the delivery locations and existing and/or planned transport infrastructures, as well as the costs required for its setting up;

     c)   Basis on which the concessionary has formulated its conclusions.

2. A field will be considered commercial if the quantity of crude oil that, in view of the technical criteria, is expected to be extracted from it can be placed at the place of shipment, satisfying the conditions defined in the following number.

3. If the real value of the total amount of crude oil expected to be produced during the first twenty five years, calculated based on the real applicable prices and, hereafter called "discounted amount", deducted from:

     a) Real value of total operational costs in relation to the quantity of crude oil expected to be produced during the first twenty five years, including extraction, treatment, transport and storage;

     b) Prospecting and exploration expenses referring to the demarcated area incurred up to the discovery of the commercial field and also the same type of costs foreseen for that area;

     c) Development costs deducted from the value of crude oil produced up to the time the field was declared commercial;

     d) An amount corresponding to twelve point five per cent (12.5%) of the above referred discounted value;

allows to obtain a profit not under twenty per cent (20%) of the discounted value.

4. If the Government understands that a discovery of crude oil does not satisfy the conditions required for the field to be considered commercial, its exploration, if justified, may be done under a special agreement scheme.

5. If a natural hydrocarbon field is located in a way that it goes beyond the boundaries of the concession area, its production can only be undertaken jointly with the neighbouring concessionaries, who, for this purpose, shall agree on a special production plan to be submitted for the approval of the Minister of Interterritorial Coordination.

6. In case no agreements reached between the various concessionaries concerned, within sixty days, following notification by the Government regarding this matter, the Minister of Interterritorial Coordination, considering the national interest in achieving the highest recovery of oil, may stipulate rules for joint production that will be effective.

7. If the field extends to free land, its production will take place under a special agreement with the Government, who shall determine the manner of dividing the production between the two areas.

8. If, in an area of fixed boundaries, a hydrocarbon deposit is discovered, whose limits go beyond the fixed boundaries, its production shall be subject, according to the case, to the rules established in numbers five, six and seven of this clause.

                                Clause Thirty-One
                              Fixed boundaries and
                              production works plan

1. The company shall submit for the approval of the Minister of Interterritorial Coordination, within ninety days starting from the date of handing over the report referred to in the previous clause, the work plan for the development of this field, applying at the same time for fixed boundaries.

2. The application for boundaries, that should indicate the graph squares wished for, shall include the following documents:

     a) Description of the requested area, together with a hydrographic chart in a scale not under 1:50000, showing the total area set up in the concession contract, the areas with fixed boundaries and the area requested for demarcation;

     b)   Hydrographic chart of the area requested for demarcation.

3. The work plan for production to be provided by the concessionary should contain all the information items that assure the Government that extraction will be carried out in the best technical economical conditions, in order to get the maximum benefit of the existing reserves, and shall include, among others, the following data:

     a) Primary production plan foreseen, stating the methods, initial production of each well in the field and control of extracted fluid quantities;

     b) Surface facilities project, in order to get the maximum output of saleable hydrocarbons;

     c) Plan for use of fluids produced, including discriminatively the quantities meant for marketing, consumption on the site, re-injection and others and the means of transport foreseen;

     d)   Measures foreseen for the preservation of energy of each deposit;

     e)   Secondary recovery methods foreseen;

     f)   Safety measures planned for each well and surface facilities;

     g)   List of personnel to be employed in production work;

     h)   Equipment available for workovers.


4. Simultaneously with the production work plan of any natural hydrocarbon field, the company should also provide for the approval of the Minister of Interterritorial Coordination work plans for prospecting, exploration and development of new targets in the same fields or deposits, as well as in deposits existing in the same area.

                               Clause Thirty-Two
                    Delivery terms for production work plans

         Regarding each deposit being developed, the company shall submit annually for Government approval, up to thirtieth November, the respective production plan for the following year, including besides others, the foreseen production program and the eventual alteration of facilities and transport of products.

                               Clause Thirty-Three
                         Production records and reports

1. The company should keep updated, in the offices of the field being developed, besides others considered to be necessary, the below mentioned records, in the forms approved by the Provincial Services of Geology and Mines:

          a) Quantities of crude oil, natural gas, condensate, water and other substances extracted daily from each well, indicating the number of hours debited for each well;

          b)   Average pressure in the separators or treatment facilities used;

          c)   Average pressure at the mouth of each well;

          d) Destination of each product extracted, mentioning the quantities used in the company's works, sent for consumption to local refineries, those re-injected, those stored in the field or in the shipping port for export;

          e) Quantities of gas, air, water or other substances injected in each well;

          f)   Origin of the injected substances;

          g) Details of any treatment to which the gas, air, water or other injected substances have been subjected;

          h) Accidents that happened or special operations carried out each day, regarding each well;

          i) Existence of substances produced or stored in the field, discriminating the quantities kept in tanks and those in transit in the pipes.

2. The company should send to the Provincial Services of Geology and Mines on the first fortnight of each month, regarding each field, a production report including, among others, the following:

          a) Daily average production of crude oil, natural gas, condensate, for each well;

          b)   Average monthly value of GOR and WOR ratios for each well;

          c) Monthly accumulated production of crude oil, natural gas, condensate, water and other substances for each well;

          d) For each type of fluid injected, daily average injection in each well;

          e) For each type of fluid injected, daily average injection pressure at the well head, for each well:

          f) For each type of fluid injected, monthly accumulated volume of injected fluid, for each well;

          g) Data and type of every well treatment and workovers carried out during the month, in each well;

          h) For each section of the deposit subject to a system of partial or total maintenance of balance pressure, an estimate between the injected fluids and the extracted fluids from that section of the deposit;

          i) Any other explanatory information that the company or the Provincial Services of Geology and Mines deem necessary to correctly assess the progress of the output and effectiveness of the production methods adopted;

          j) Remarks on the methods being used for quality control and treatment of the water injected in the deposit or deposits;

          k) Destination of crude oil, natural gas, condensate, water and other substances produced, indicating the quantities used in the company's work, re-injected, sent for consumption to local refineries, stored and exported.

                               Clause Thirty-Four
                      Abandonment of oil fields or deposits

1. Any field that has fixed boundaries according to clause thirty one may be considered abandoned upon application from the company or Government decision.

2. Except with express Government authorisation or duly accepted reasons of force majeure, a field or deposit shall be considered abandoned when:

          a) During the course of one year, the referred field or deposit remains unproductive for ninety days;

          b) The approved production plan is not being followed in such a way that the company may be accused of ambitious production practice, with detriment to the future exploitation of the field or deposit or of reducing deliberately and unjustifiably normal production possibilities of the same, independently of an appeal to the arbitration tribunal according to clause fifty two;

          c) There is, regarding a field or deposit, absence of approval of work plans, reports and any other elements to which the company is bound under the terms of this contract, or when it does not fulfil, regarding the referred fields or deposits, any other legal or contractual arrangement, if the above mentioned default situations are not settled within ninety days after being notified by the competent authorities regarding this matter.

3. The abandonment, in the cases foreseen in the previous number, shall not be declared by the Government before hearing the company;

4. In the event of abandonment, the company is obliged to hand over the field or deposit in perfect preservation and safety conditions, losing in favour of the State all the works performed therein and any assets directly related to this field or deposit, as long as any of the situations referred to in the various paragraphs of the previous number are proven.

5. If, in the event of abandonment, the company does not comply with what is set in the previous number of this clause, it will be barred from obtaining any other concession in the Portuguese overseas territory, and any rights detained at the time of the event regarding oil in any overseas province will cease.

6. The penalties foreseen in the previous number shall include the main company of the concessionary and any affiliated company of any of the companies.

                               Clause Thirty-Five

                                   Natural gas

1. Production, storage, use and sale of natural gas discovered by the company shall be subject to what is set in the following numbers.

2. Regarding natural gas produced jointly with crude oil, the concessionary should preserve it in the best technical conditions within the deposit itself, use it for its operations, if necessary or convenient, or give it any other commercial or economical use under conditions approved by the Government. The Government shall freely dispose of the natural gas that is not used as referred.

3. Regarding natural gas that can be used for extraction of condensate, the company may use it for this purpose and dispose of the remaining gas for any economical or commercial use, including injection in the deposits, use in its own operations or sale, under conditions approved by the Government. The Government shall freely dispose of the natural gas that is not used as referred.

4. The quantities of natural gas belonging to the province, due to the previous numbers, shall be delivered by the company, free from any charges, at the outlet of the separation facilities of crude oil/gas or condensate/gas or at any more convenient place for the company, as long as it has the Government's agreement, and any additional expenses or charges incurred by the company to make the foreseen delivery shall be borne by the province.

5. Whenever the Government has guaranteed consumption for the quantities of natural gas referred to in the previous numbers, the company cannot increase its own consumption beyond what is technically and economically advisable, according to the good practice in the industry, for the preservation of energy of the deposit or for its own operations, but if it applies for the use of this gas to preserve the energy of one or more deposits, with no possibility of resorting to any other adequate method for this purpose, the Government shall not render difficult nor delay such authorisation.

6. Regarding deposits capable of producing only dry natural gas, the company may use it in its own operations, for sale in the domestic market or for export, however, it should get prior Government agreement before entering contracts for sale outside the province, and should give preference to internal consumption like fuel or raw material from local transforming industries.

7. Regarding areas with fixed boundaries like natural gas fields which, five years after its demarcation have not started production in the conditions of clause thirty one, due to circumstances accepted by the Government, over which the company has no control, such as insufficient and non-profitable markets, unavoidable delay in the execution of pipeline projects and other technical or economical circumstances not ascribable to its negligence or tardiness, the Government may demand that the company start negotiations with it for the sale of its gas at a mutually agreed price.

8. In the absence of an agreement, and at the end of six months after the decision to start negotiations, the Government may demand from the company the transfer to the State or to the entities appointed by it, all the rights, titles and interests regarding the natural gas reserve it owns and that are considered as reasonably necessary to satisfy the gas supplies solicited by the Government.

9. In the event of transfer to the State of all rights regarding the gas deposits, the company will be paid for the facilities and equipment required for the gas production in the referred areas and considered to be linked with it, for the just real price at the time of transfer.

10. In the absence of an agreement, this price shall be determined by arbitration in accordance with clause fifty two of this contract.

11. Without detriment to what is set in number nine, if at the end of eight years from the date of demarcation of a natural gas deposit the company has not started its production, the Government shall dispose of, with no charges, all or part of the unexplored gas reserves that have not been previously transferred to the State in accordance with the previous numbers, and all deposits and its facilities should be in perfect safety and operational conditions.

12. The prices of natural gas meant for the domestic market shall not exceed the prices of sale to the external market, taking into consideration any corrections related to the duration of the sale contracts, the quantities sold, cargo factors and any other aspects to bear in mind, also complying with the following:

          a) When the gas is meant for raw material to the industry, when setting its price, consideration should be given to what is current practice for identical or similar applications, taking as reference point the competitive position of the products to be manufactured in the external markets.

          b) The already set prices for equal or similar applications, in other supply contracts, approved by the Government;

          c)   The price of replacement fuels, in the case of use as fuel;

          d) The production costs and transport charges to the consumption or sale locations.

                                Clause Thirty Six
                             Pipelines and gas lines

1. The company and/or the state company may request from the Government authorisation to install pipelines or gas lines for the transport of its products, which shall not be refused if there are no strong reasons.

2. The company is bound to transport, at the Government's request, the quantities of crude oil or gas corresponding to the tax on the production of any pipeline or gas line it installs, from the place of storage at the oil or gas field to the delivery place, and the transport of crude oil quantities acquired by the State under the preferential right of purchase referred to in clause forty one, will be subject to the payment of direct transport expenses related to the referred gas lines and pipelines.

3. The company and the state company shall not bear the risk of any loss of crude oil acquired by the State through the exercise of the preferential right referred to in clause forty one, however, they will be responsible if this fact is ascribable to them as their fault or negligence.

4. The pipelines and gas lines referred to in number one of this clause are intended, as a priority, for the transport of the company's and state company's products, but, if there is available capacity, they may be used by any other existing oil concessionaries in the province of Timor through payment of a fee calculated based on a volumetric unit x distance covered, which shall take into consideration the cost of construction, operation and maintenance of the referred means of transport, including the respective depreciation plus a reasonable profit.

5. What is set in the previous numbers does not apply to the pipelines and gas lines meant solely for the collection and storage of crude oil, even if derived from various fields.

6. When a pipeline or gas line runs across cultivated lands, it should be buried at a depth corresponding, at least, to three times the diameter of the pipe or fifty centimetres, whichever the greater.

                                  Chapter Five
                                 Taxation system
                               Clause Thirty Seven
                                 Surface rentals

1. At the end of the initial exploration period referred to in clause three or its extensions, if any, the company may only be granted the extension referred to in number two of the same clause if it pays the province of Timor a premium corresponding to the result of sixty Escudos (60$00) by the number of square kilometres it holds and by the number of years elapsed since the signature of the contract, up to the maximum of two and a half year, calculating the fractions in the year pro rata temporis.

2. During each of the exploration periods referred to in numbers two and three of clause three, the company shall pay, in the first three months of each calendar year, as surface rental, eighty Escudos (80$00) per square kilometre of the area held and per annum, until the beginning of the production stage.

3. Regarding the areas demarcated for production, the surface rental shall be eighty Escudos (80$00) (km(2)/year), following the norms set in the previous number for the respective payment.

                               Clause Thirty Eight
                                 Tax Assessment

The concessionary shall pay tax on oil production and tax on oil revenue according to the applicable legislation.

                               Clause Thirty Nine
                                 Tax Exemptions

1. Regarding the performance of its prospecting, exploration, development and production activities authorised by the present contract, the company shall be exempt from any national, provincial or municipal taxes or contributions, irrespective of its type or nature, including on fixed assets it owns that are used in the prospecting, exploration, development and production operations, with the exception of those that are imposed by the present contract, the custom statistical duty of one per one thousand ad valorem and the stamp duty on custom clearance documents.

3. No national, provincial or municipal taxes and contributions, irrespective of their type or nature, shall be imposed on the company's shares, capital and bonds existing at this time or to be issued in the future, or on any profits or reserves ascribed by any means, regarding these shares, capital and bonds, but only while they belong to national citizens or to the foreigners included in the list to be approved by the Government before the setting up of the company.

4. Regarding import of material and equipment meant solely for use in the works foreseen in this contract, the company shall have exemption of the duties and other custom charges, except for the statistical duty of one per one thousand ad valorem and the stamp duty on custom clearance, however, this exemption does not apply to any goods or items that may be imported by the company or any of its associated entities or those that cooperate with it for the sale, use or consumption by any of its employees.

5. The company shall notify in advance the Provincial Services of Geology and Mines and Custom Services of any import to take effect with exemption of duties.

6. The company may intervene directly in the clearance of imported goods to be used in the execution of its works.

7. When the goods referred to in number four may be used other than for what is mentioned in it, what is set in article fifteen of Decree number forty one thousand and twenty four of twenty eight February nineteen fifty seven shall apply.

8. The transfer of goods imported in accordance with number four of this clause is subject to the conditions referred to in article sixteen of the same document and to what is set in Decree number forty one thousand eight hundred and eighteen of nine August nineteen fifty eight.

9. Temporary import of any goods and its subsequent re-export are exempt from the payment of general custom fees.

10. Goods imported under number four may be exported with exemption of duties and other fees, with the exception of stamp duty on clearance.

11. Floating material like barges and other vessels meant for the company's works shall be authorised to be imported and to remain in the province's territory during the validity of this contract.

12. The governor of the province of Timor may impose conditions to the application of the special system set in this clause with prior opinion of the Provincial Custom Services, after hearing the Provincial Services of Geology and Mines.

                                   Chapter Six
                              Marketing of products
                                  Clause Forty
                           Sale and export of products
                                Fiscal exemptions

1. Without detriment to what is set in clause forty one and the necessary supply for the normal provisioning of the refineries and other factory facilities in the provincial territory, the company may sell and export, under the terms of this contract and of the general applicable norms, its share of the substances referred to in number one of clause one, extracted from the concession area, having exemption of custom duties and other custom fees in this export, except for the statistical duty of one per one thousand ad valorem and the stamp duty on clearance.

2. What is set in the previous number shall apply, regarding crude oil, to any company affiliated to the company that takes part in the purchase, sale and export of the referred crude oil, and, in this case, the conditions of the affiliated company's activity should have prior approval of the Minister of Interterritorial Coordination.

                                Clause Forty One
                        Preferential right of acquisition

1. The State shall always have the preferential right of acquisition of a maximum of thirty seven point five per cent (37.5%) of the quantities of all substances extracted and received for sale, and without detriment to deliveries in kind, foreseen in the collection of taxes on oil production, but deducting from this percentage the production part that will belong to the state company.

2. In the event of war or serious emergency that affects the supply to the Country of the substances referred to in the previous number, the entire company's production shall be at the disposal of the Government, with no need of any formality, however the concessionary shall be fairly compensated.

                                Clause Forty Two
                     Quantities and delivery conditions of
                      the substances acquired by the State

1. The right of preference referred to in number one of the previous clause shall apply to the quantities extracted and received for sale during the period falling between the initial day of delivery set in number four referring to this acquisition and the end of the calendar year in which the delivery starts.

2. In the event of the previous number, the inspection foreseen for the purpose of tax collection on oil production and the method of calculation and deduction of quantities used by the company in its operations shall apply, and these quantities should be measured at the inspection locations using methods approved by the Provincial Services of Geology and Mines.

3. In the event the State decides to use its right of preference referred to in clause forty one, it should, on the first day of any month, notify the company in writing of this decision and of the quantities to be acquired in this way, and such notification shall be irrevocable.

4. Each time the State exercises its preferential right of purchase, the delivery of the respective quantities shall start six months from the notification date referred to in number three of this clause.

5. The company should make the delivery referred to in the previous number according to the plan it has received, but in the event any delivery takes longer than three months, it shall not be obliged to place at the disposal of the State, in each three months period, more than thirty seven point five per cent (37.5%) of the planned production for that period.

6. Delivery of the substances purchased shall be done at a location, to be agreed, of the company's transport system, complying with clause thirty six.

7. What is set in this clause shall apply to any products, sub-products, by-products and residue of the substances produced by the company, and the prices applied to these purchases shall be the real prices set in the terms foreseen by the applicable tax legislation.

                                  Chapter Seven
                                Various clauses
                               Clause Forty Three
                               Facilities granted

1. The Portuguese authorities shall, as far as possible, take precautionary measures and grant the required facilities to enable the free, efficient and full exercise of the company's operations and shall endeavour to assure that private entities grant the same facilities and shall carry out expropriation of required public utilities, in accordance with the Decree of twentieth September nineteen six, incurring all the expenses regarding the expropriations on account of the company.

2. The roads and paths, as well as any other means of communication by vehicles, constructed by the company on public land, are immediately public property but, in the event that the use of the said means of communication by persons, animals or vehicles other than those used by the company cause damage to them, the company will be entitled to compensation, in accordance with the applicable legal clauses.

3. The Portuguese authorities shall facilitate as far as possible, respecting national interests and safety, the entry, stay and exit from the Portuguese territory, of individuals of any nationality that the company or any entity cooperating in its operations have engaged or sacked.

                               Clause Forty Four
                                Exchange system

         The operations carried out by the company, its associates or contractors are subject to the exchange system in force in the province, particularly regarding interterritorial payments.

                                Clause Forty Five
                     Measures against pollution and for the
                         protection of natural resources

         The company should take appropriate measures, in accordance with instructions from the competent authorities, following the most updated methods, to prevent that its prospecting, exploration, development, production, refinery or other works result in contamination of public waters, environmental pollution or any damage to the people, animals and plants or harm the natural resources.

                                Clause Forty Six
                       Revision of contractual provisions

1. With the purpose of guaranteeing to the State the benefits usually enjoyed by other countries, the Government and the Company shall, at the end of five years starting from the beginning of commercial production, revise its clauses in order to better adjust to the new economic situation that is proven to exist and to maintain the right balance of the contractual provisions.

2. Without detriment to what is set in the previous number, if the company, its head company or any company in which any of them directly or indirectly are majority shareholders, enter a contract whose terms differ from those of this contract, with any oil exporting country in the Middle East or in the African continent, that are more favourable for the respective country than those foreseen in this contract, bearing in mind the benefits with financial repercussion granted by such contracts to those countries, the company should notify the Government about the signing of such contract within the maximum term of three months from the date these contracts enter into force.

3. Following this notification, the Government may call upon the company to start negotiations in order to guarantee the same more favourable benefits to the State and, consequently, alter the present contract in accordance with the referred negotiations, under the terms and conditions of the referred contracts.

4. The alterations agreed during the revisions referred to in number one, shall come into effect from the end of the period when the revision is due, so that the first one comes into force fifteen years from the beginning of commercial production.

5. In the cases foreseen in number three, the alterations agreed or decided by arbitration, according to number eight, if this is the case, shall come into force starting from the notification date foreseen in the referred number three.

6. In the event the Government is aware of the signing of any contract, to which number one of this clause applies, without the company notifying accordingly, the Government may call upon the company to start negotiations referred to in number three, with no detriment to the application of penalties foreseen in clause forty nine.

7. The alterations agreed to, referred to in the previous number or, if no agreement is reached, resulting from arbitration, shall be effective from the date the contracts referred to in number two enter into force in the respective countries.

8. In the event no agreement is reached between the Government and the company regarding the revisions foreseen in the previous numbers, the disagreement shall be settled through arbitration, according to the concession contract.

9. The fixed amounts, investments, fines, contributions and others payable by the companies shall be equitably adjusted in the event of variation of the Escudo's purchase power that exceeds twenty per cent (20%) of its real value, according to price indexes to the consumer in the city of Lisbon, published by the National Statistics Institute.

                               Clause Forty Seven
                                 Force Majeure

1. Non-compliance by any of the parties of its respective obligations shall not be considered breach of this contract if it is due to reasons of force majeure, accepted as such by the Government.

2. If what is foreseen in the previous number delays the fulfilment of any contractual term, the latter shall be extended for the same period.

3. If the delay foreseen in the previous number eventuates, the duration of this contract shall be automatically extended for the same period, not affecting possible extensions applied for by the company, in the terms that may be agreed.

                               Clause Forty Eight
                                  Penal clause

         If the company is in default of any of the clauses of this contract or legal provisions to which it is subject, a conventional penalty shall be applied to it, decided by dispatch from the Minister of Interterritorial Coordination, following proposal from the Governor of the province, not exceeding five hundred contos (500) for each default, with no detriment to the civil or penal liability that eventually results, according to the general law.

                                Clause Forty Nine
                 Rescission upon request from the concessionary
                         No refund of advanced payments

1. The concession contract shall be rescinded, upon request from the company, when:

          a) Works carried put prove that no deposits of fluid hydrocarbons that, according to the industry's practice are susceptible of economic development, exist, or no longer exist, within the concession area;

          b) Works have been suspended or stopped for a period of one hundred and eighty days due to reasons of force majeure;

2. If the Minister of Interterritorial Coordination agrees with the rescission of the concession requested by the company, in the terms of the previous number, the latter shall maintain all its rights over the assets acquired, except for the fixed assets directly connected to the concession, it shall be given back the guarantee referred to in clause fifty six, but it shall not be entitled to the reimbursement of any amounts paid in advance to the province, including surface rentals.

3. The rescission request referred to in paragraph a) of number one of this clause shall include a justifying report, and the company is bound to provide all the data that served as its basis.

4. After the rescission is accepted, the company shall hand over all the data it has in its possession.

                                  Clause Fifty
                      Rescission imposed by the Government

1. The Government can bring the concession to an end when it believes any of the below facts have occurred:

          a)   Repeated objection to inspection;

          b) Swerving from the purpose of the concession defined in clause one of this contract;

          c) Stoppage of prospecting, exploration and development works for a period over one hundred and eighty days, in any continuous period of three hundred and sixty days, unless in an event of force majeure acknowledged by the Government;

          d) Stoppage of production works for a period over ninety days, in any continuous period of three hundred and sixty days, unless in an event of force majeure acknowledged by the Minister of Interterritorial Coordination.

                                Clause Fifty One
                             Reversion of concession

         At the end of the concession due to lapse of time, or it being forfeited, the State shall immediately take possession of the land, buildings, works, equipment and facilities of any type connected with the concession, that shall revert free of any charges or onus to the State, in good maintenance and safety conditions, and the company shall not be entitled to any compensation, nor shall it claim the right of retention.

                                Clause Fifty Two
                              Arbitration tribunal

1. Even in cases not expressly foreseen in the present contract, the differences that may arise between the Government and the company regarding interpretation, integration application of the legal and contractual provisions that regulate their relationship, as contracting parties, shall be settled by an arbitration tribunal, operating in Lisbon. The arbitrators shall judge impartially. The Portuguese law shall be applicable, to which the company is subject in the terms of clause five.

2. The arbitration tribunal shall be made up of one arbitrator appointed by the Minister of Interterritorial Coordination, another one by the company and a third one chosen by agreement between both or, in the event of no agreement, nominated by the chairman of the Supreme Court of Justice.

3. Interposition of the request for arbitration shall be deferred except if they are related, in any way, to the payment of sums to the Province.

                               Clause Fifty Three
                           Applicable legal provisions

         Whenever the provisions of this contract are not contradicted, the Decree of twentieth September nineteen six, Decree of ninth December nineteen nine and Decree number thirty two thousand two hundred and fifty one of ninth September nineteen forty two shall apply, and any other legal or regulatory principles, present or future, as well as the rules imposed by the competent services.

                                Clause Fifty Four
              Confidentiality of the data related to the concession

1. The company, any entities that cooperate with it, and the Portuguese authorities should keep strictly confidential any technical or economical data obtained during the exercise of the activities of the concession, except with express authorisation from the Minister of Interterritorial Coordination or from the company, as applicable.

2. At the end of the concession due to lapse of time, it being forfeited or in relation to abandoned areas, the Government may freely use the data mentioned in the previous number, which shall be its property.

                                Clause Fifty Five
                         Premiums and contributions for
                      Fundo de Fomento Mineiro Ultramarino
                (Mining Development Fund of Overseas Territories)

1. As a premium for the signature of the concession contract, the company shall pay to the province of Timor the amount of twenty thousand US dollars (20 000), seven thousand and fifty dollars (7 500) of which on the date of the signature of this contract and the remainder when notified by the Government to pay.

2. As production premium, the company shall pay to the province of Timor the following amounts, when for the first time, during thirty days within a period of ninety continuous days, the following daily productions are reached:

          50 000 daily barrels -- US$1 000 000;

          100 000 daily barrels -- US$2 000 000;

          200 000 daily barrels -- US$3 000 000.

3. Twenty per cent (20%) of the annual amount of surface rentals, as well as the same percentage of the premium amount referred to in number one of clause thirty seven, shall make up the company's contribution for the Fundo de Fomento Mineiro Ultramarino.

4. During the production stage, the contribution referred to in the previous number shall increase by point five per cent (0.5%) of the value of annual sale to be deposited by the concessionary where the Fund's Central Administrative Committee specifies, during the first three months of the year to which the payment refers.

5. The premiums referred to in number one and two of this clause shall not be deductible from the calculation of the concessionary's revenue, for the purpose of tax assessment on the revenue.

6. The contributions referred to in numbers three and four shall be deductible from the gross revenue, for the purpose of tax assessment on the net taxable revenue.

                                Clause Fifty Six
                                   Guarantees

1. Within ninety days starting from the date of signature of this contract, the concessionary shall deposit at the Banco Nacional Ultramarino in Timor, to the order of the Minister of Interterritorial Coordination or alternatively shall provide a bank guarantee issued by a Portuguese bank acceptable to the Minister of Interterritorial Coordination, an amount agreed to by the Government.

2. As the company returns or sets permanent boundaries in part of the concession area, the guarantee corresponding to the returned or demarcated part shall be handed back to it, or the bank guarantee provided, if applicable, shall be reduced in the same amount.

3. Before starting any prospecting, exploration, development or production work in the concession offshore area, the company should, in the terms and for the purpose of the sole paragraph of base four of Law number two thousand and eighty, deposit in the Banco Nacional Ultramarmno, in the province of Timor, to the order of the Minister of Interterritorial Coordination, the amount of two hundred and fifty contos (250) or, alternatively, provide a bank guarantee for the same amount, issued by a Portuguese bank acceptable to the Minister of Interterritorial Coordination.

4. The guarantee referred to in the previous number shall be returned to the company at the end of the concession or when it abandons all offshore areas.

                               Clause Fifty Seven
         Transfer of the Administration's obligations, rights and powers

         The obligations, rights and powers foreseen in this contract and ascribed to Public Administration, when not inherent to the exercise of sovereignty rights, may be fully or partially transferred to a state company or body or to a public or government controlled corporation.

         I certify this is what they said, accepted and consented.

         Everything was witnessed by Doctor Leonel Mario Rodrigues Banha da Silva, married, resident in Lisbon and Engineer Antonio Magalhales Coelho, married, resident in Carnaxide -- Oeiras, Heads of Offices, respectively, of His Excellency the Secretary of State of Economic Affairs and His Excellency the Secretary of State of Administration.

         I read aloud and explained the content and effects of this deed to all those present.

[signature over stamp]
[signatures]

         This is a photocopy of the deed written on pages seventeen to seventy three of the Book of Deeds and Contracts number eighty eight of this Overseas Notary Office and I certify that it is according to the original.

General Office - Overseas Notary office, on 11 May 1975.


THE HEAD OF THE OFFICE

[signature over stamp]

[signature over stamps]

PROVINCE OF TIMOR

[chart]

SCALE: 1:2 000 000

Chart referred to in article 2 of Decree no. 25179 of 31 January.